UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by party other than the registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement

☐	Definitive additional materials.

☐	Soliciting material under Rule 14a-12.

GLOBALTECH CORPORATION
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GLOBALTECH CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on December 29, 2025

To our stockholders:

Notice is hereby given of a Special Meeting of stockholders of GlobalTech Corporation (the “Company”) to be held on Monday, December 29, 2025 at 9:00 a.m. local time at the Company’s corporate offices: 3550 Barron Way, Suite 13a, Reno, Nevada 89511 (the “Special Meeting” or the “Meeting”), for the following purposes:

1)

To approve an amendment to the Company’s First Amended and Restated Articles of Incorporation to approve a reverse stock split of the Company’s outstanding common stock. The Board of Directors recommends that you grant discretionary authority to the Company’s Board of Directors to (A) approve an amendment to our First Amended and Restated Articles of Incorporation, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-two to one-for-ten, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to December 29, 2026, and (B) determine whether to arrange for the disposition of fractional interests by stockholder entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholder to receive from the Corporation’s transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number (the “Reverse Split Proposal”); and

2)

To approve the adjournment of the Special Meeting, if necessary. To approve an adjournment or postponement of the Meeting, if necessary, to solicit additional proxies, if there are not sufficient votes in favor of the Reverse Split Proposal.

Any action may be taken on any one of the foregoing Proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned or postponed. Common stockholders of record on the close of business on October 31, 2025, are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponement thereof.

The enclosed proxy statement is also available at https://www.iproxydirect.com/GLTK. Stockholders may also request a copy of the proxy statement by contacting our main office at (775) 624-4817.

As a stockholder of record, you are cordially invited to attend the meeting in person. Stockholders who do not expect to attend the Special Meeting are encouraged to vote via the Internet, by phone or by returning a signed proxy card.

Even if you plan to attend the Special Meeting in person, we request that you submit a proxy by following the instructions on your proxy card as soon as possible and thus ensure that your shares will be represented at the Special Meeting if you are unable to attend.

By Order of the Board of Directors,

/s/ James Gibbons
James Gibbons
Chairman

Reno, Nevada

December 8, 2025

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on Monday, December 29, 2025.

Our proxy statement is available at the following cookies-free website that can be accessed anonymously: https://www.iproxydirect.com/GLTK

Appendixes
Appendix A — Form of Certificate of Amendment to our Articles of Incorporation to Affect a Reverse Stock Split of our Outstanding Common Stock

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GLOBALTECH CORPORATION

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

GlobalTech Corporation (“GlobalTech,” “we,” “us”, “our” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at a Special Meeting of stockholders (the “Special Meeting” or the “Meeting”) to be held on December 29, 2025 at 9:00 a.m., local time at the Company’s corporate offices: 3550 Barron Way, Suite 13a, Reno, Nevada 89511, and at any postponement(s) or adjournment(s) thereof or postponement(s) thereof. These materials were first sent or given to stockholders on December 8, 2025. You are invited to attend the Special Meeting and are requested to vote on the Proposals described in this Proxy Statement.

Information Contained in This Proxy Statement

The information in this proxy statement relates to the Proposals to be voted on at the Special Meeting, the voting process and certain other required information. If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Special Meeting.

Record Date and Shares Entitled to Vote

You are entitled to notice of and to vote at the Special Meeting if you were a stockholder of record as of the close of business on October 31, 2025 (the “Record Date”).

At the close of business on the Record Date, there were 149,933,391 shares of our common stock outstanding.

Each holder of record as of that date is entitled to one vote for each share held. All stockholders are encouraged to vote at the Special Meeting, as further described herein.

As such, a total of 149,933,391 voting shares are eligible to be voted at the Special Meeting on all Proposals. Other than our common stock, we have no other voting securities currently outstanding.

Voting Process

If you are a stockholder of record, there are five ways to vote:

●	In person. You may vote in person at the Special Meeting. We will give you a ballot when you arrive.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

●	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

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●	By Fax. If you request printed copies of the proxy materials by mail, you may vote by proxy by faxing your proxy to the number found on the proxy card.

●	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the New York Stock Exchange (the “NYSE”). NYSE rules allow brokers, banks and other nominees to vote shares on certain “routine” matters for which their customers do not provide voting instructions. None of the Proposals are “routine” Proposals. Therefore, if you do not instruct your broker, bank and other nominee how to vote, your broker, bank and other nominee will have discretionary authority to vote your shares on the Proposals. A broker non-vote occurs when your bank or broker submits a proxy but does not vote on non-routine proposals, absent specific instructions from you. See also “Voting Requirements for Each of the Proposals and Board of Directors Voting Recommendations“, below.

Providing and Revoking Proxies

Any stockholder giving a proxy may revoke it at any time provided written notice of the revocation is received by our Corporate Secretary before the proxy is voted; otherwise, if received prior to or at the Special Meeting, properly executed proxies will be voted at the Special Meeting in accordance with the instructions specified on the proxy or, if no such instructions are given, in accordance with the recommendations of the Board described herein. Stockholders attending the Special Meeting may revoke their proxies and vote in person.

Attendance at the Special Meeting

Attendance at the Special Meeting is limited to holders of record of our common stock, or their authorized representatives, at the close of business on the Record Date, and the Company’s guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Special Meeting. If your shares are held in the name of a bank, broker or other nominee and you or your authorized representative plan to attend the Special Meeting, you or your authorized representative must present proof of your ownership of our common stock, such as a bank or brokerage account statement indicating that you owned shares of our common stock at the close of business on the Record Date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the Special Meeting. A written agenda and rules of procedure for the Special Meeting will be distributed to those persons in attendance at the Special Meeting.

Conduct at the Meeting

The Chairperson of the Meeting has broad responsibility and legal authority to conduct the Special Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairperson of the Meeting may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every stockholder who wishes to speak on an item of business will be able to do so.

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Voting Requirements for Each of the Proposals and Board of Directors Voting Recommendations

	Proposal	Vote Required	Broker Discretionary Voting Allowed*	Recommendation of the Board
1.

To grant discretionary authority to the Company’s Board of Directors to (A) approve an amendment to our First Amended and Restated Articles of Incorporation, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-two to one-for-ten, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to December 29, 2026, and (B) determine whether to arrange for the disposition of fractional interests by stockholder entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholder to receive from the Corporation’s transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number

		Majority of the shares of common stock eligible to be voted at the Special Meeting	No	Yes
2

To consider and vote upon a proposal to adjourn or postpone the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Split Proposal.

		Majority of the votes cast	No	Yes

*The column “Broker Discretionary Voting Allowed” is based on our belief as of the date of this proxy statement; however, the NYSE may determine that one or more of the Proposals above are discretionary matters. In that case brokers will have the ability to vote on such matter(s) even if you do not vote your shares at the Special Meeting.

To carry on the business of the Special Meeting, we must have a quorum. A quorum is present when the holders of a majority of the voting power of the Common Stock outstanding as of the Record Date, are represented in person or by proxy.

Approval of Proposal 1 requires that a majority of the shares of common stock eligible to be voted at the Special Meeting, vote “FOR” such Proposal at the Special Meeting. Abstentions and broker non-votes will not be counted as votes cast, and therefore will have the effect of a vote “against” these Proposals.

Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on such Proposals present in person or represented by proxy at the meeting and entitled to vote thereon, provided that a quorum exists at the annual meeting. Votes cast “against” Proposal 2 will count against the approval of the Proposal. Abstentions will not be counted as votes cast and will have no effect on this Proposal. Similarly, broker non-votes will not be counted as votes cast, and are not entitled to vote on Proposals where stockholders have not provided discretionary authority, and as such will have no effect on this Proposal.

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Quorum

The presence at the Special Meeting of the holders of a majority of the outstanding shares of voting stock entitled to vote at the Special Meeting is necessary to constitute a quorum. You will be deemed to be present if you attend the meeting or if you submit a proxy (including through the mail, by fax or by telephone or the Internet) that is received at or prior to the meeting (and not revoked).

Mailing Costs and Solicitation of Proxies

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile, none of whom will receive any additional compensation for their services. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our securities held of record at the close of business on the Record Date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

Inspector of Voting

It is anticipated that representatives of Equiniti Trust Company will tabulate the votes and act as inspector of election at the Special Meeting.

Stockholders Entitled to Vote at the Meeting

A complete list of stockholders entitled to vote at the Special Meeting will be available to view during the Special Meeting. You may also access this list at our principal executive offices, for any purpose germane to the Special Meeting, during ordinary business hours, for a period of ten days prior to the Special Meeting.

Voting Instructions

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the Proxy Materials you received in the mail, or, if you requested to receive printed proxy materials, your enclosed proxy card.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card, as necessary to meet applicable legal requirements, or to assert or defend claims for or against the Company.

Stockholder of Record and Shares Held in Brokerage Accounts

If on the Record Date your shares were registered in your name with the Company’s transfer agent, then you are a stockholder of record and you may vote in person at the meeting, by proxy or by any other means supported by the Company. If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are required to be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

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Multiple Stockholders Sharing the Same Address

In some cases, one copy of this proxy statement is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or the accompanying notice of Special Meeting of stockholders to such a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of this proxy statement or the accompanying notice of Special Meeting of stockholders, but in such event will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary, Dean Christensen, 3550 Barron Way, Suite 13a, Reno, Nevada 89511 or a stockholder may make a request by calling our Corporate Secretary, Dean Christensen at (775) 624-4817.

If you receive more than one copy of these Proxy Materials, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account as discussed above under “Voting Process“ on page 1, or sign and return by mail all proxy cards or voting instruction forms.

Voting Results

The preliminary voting results will be announced at the Special Meeting. The final voting results will be tallied by the inspector of voting and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Special Meeting.

Company Mailing Address

The mailing address of our principal executive offices is 3550 Barron Way Street, Suite 13a, Reno, Nevada 89511.

DEFINITIONS

Unless the context requires otherwise, references in this proxy statement to the “Company,” “we,” “us,” “our,” “GlobalTech”, and “GlobalTech Corporation” refer specifically to GlobalTech Corporation and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this Proxy Statement only:

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission;
•	“Securities Act” refers to the Securities Act of 1933, as amended;

FORWARD-LOOKING STATEMENTS AND WEBSITE LINKS

This Proxy Statement includes forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of words such as “could,” “should,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain” and “confident” or similar expressions. In particular, statements regarding our plans, strategies, prospects and expectations regarding our business and industry are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date of this Proxy Statement. Except as required by law, we do not undertake to update such forward-looking statements. Our business results are subject to a variety of risks, including those considerations or risks that are reflected as “Risk Factors”, “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. These forward-looking statements are based on our current estimates and assumptions and, as such, involve uncertainty and risk. Actual results could differ materially from projected results.

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We do not assume any obligation to update information contained in this document, except as required by federal securities laws. Although this Proxy Statement may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein. Neither our website nor its contents are a part of this Proxy Statement.

Website links included in this Proxy Statement are for convenience only. The content in any website links included in this Proxy Statement is not incorporated herein and does not constitute a part of this Proxy Statement.

REFERENCES TO ADDITIONAL INFORMATION

You may also request a copy of this proxy statement from Equiniti Trust Company, the Company’s proxy agent, at the following address and telephone number:

Equiniti Trust Company

One Glenwood Ave., Suite 1001, Raleigh,

North Carolina, 27603

C/O Issuer Direct Compliance

1110 Centre Point Curve

Suite 101

Mendota Heights, MN 55120

(919) 481-4000, or 1-866-752-VOTE (8683)

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

General

Holders of record of our common stock at the close of business on the Record Date will be entitled to one vote per share on all matters properly presented at the Special Meeting. At the close of business on the Record Date, there were 149,933,391 shares of our common stock outstanding, which each vote one vote on all stockholder matters to come before the Meeting.

As such, a total of 149,933,391 voting shares are eligible to be voted at the Special Meeting on all Proposals. Other than our common stock, we have no other voting securities currently outstanding.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the Proposals described herein and, moreover, do not have cumulative voting rights with respect to the election of directors.

Security Ownership of Management and Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of our outstanding voting stock; (ii) each of our directors; (iii) each of our Named Executive Officers (as such term is defined in our Annual Report on Form 10-K for the year ended December 31, 2024; and (iv) all of our current executive officers and directors as a group, as of the Record Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

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Beneficial ownership as set forth below is based on our review of our record stockholders list and public ownership reports filed by certain stockholders of the Company, and may not include certain securities held in brokerage accounts or beneficially owned by the stockholders described below.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each —of the officers or directors listed in the table below is 3550 Barron Way Street, Suite 13a, Reno, Nevada 89511.

Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Named Executive Officers and Directors
Common Stock	Dana Green, Chief Executive Officer and Director(2)	10,258,752	(2)	6.8%
Common Stock	Frank R. Parrish, III, President	—		—
Common Stock	Muhammad Azhar Saeed, Chief Financial Officer	28,445,122	(6)	19.0%
Common Stock	Charles J. Bartolotta, Director	1,000,000	(3)	* %
Common Stock	James A. Gibbons, Chairman(4)	1,000,000	(3)	* %
Common Stock	Mehdi Mohammad Jawad Abdullah Al Abduwani, Director	800,000	(4)	* %
Common Stock	David Julian Fox, Director	800,000	(4)	* %
Common Stock	All Named Executive Officers and Directors as a Group (7 Persons)	42,303,874		27.4%
Greater than 5% Stockholders
Common Stock	Babar Ali Syed(5)	88,463,156		59.0%
Common Stock	Rhonda L Ahmad(6)	9,219,860		6.3%

* Less than 1%.

(1)	Based upon 149,933,391 common shares outstanding, as of October 31, 2025.
(2)

Includes 38,892 shares of our common stock held directly by Dana Green and 9,219,860 shares held by Entrada Enterprises LLC, a limited liability company controlled by Dana Green. Includes options to purchase 1,000,000 shares of common stock with an exercise price of $0.0001 per share.

(3)	Includes options to purchase 1,000,000 shares of common stock with an exercise price of $0.0001 per share.
(4)	Includes options to purchase 800,000 shares of common stock with an exercise price of $0.0001 per share.
(5)	The business address for Babar Ali Syed is Plot No. 112-113, Block S, Quaid-e-Azam Industrial Estate, Kot Lakhpat, Lahore, Pakistan.
(6)	Includes 9,219,860 shares held by the Rhonda Ahmad Irrevocable Trust, an entity controlled by Rhonda Ahmad. Address: 13495 S Hills Dr, Reno, Nevada 89511.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

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PROPOSAL 1

AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

Previously, at our 2024 Annual Meeting of stockholders held on December 5, 2024, stockholders holding a majority of our outstanding voting shares, approved the filing of an amendment to the Company’s Articles of Incorporation, as amended (and restated) to approve a reverse stock split of the Company’s outstanding common stock, by a ratio of between one-for-two to one-for-ten inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to December 5, 2025 (the “Prior Stockholder Authority”). To date the Board has not yet authorized a reverse stock split ratio; however, and the Board does not currently expect to authorize or approve a reverse stock split based on the Prior Stockholder Authority prior to December 5, 2025, when such Prior Stockholder Authority expires, which will be prior to the Special Meeting. As a result, the Board is asking for approval from stockholders at the Special Meeting to approve the Reverse Split Proposal, to provide extended authority for the Board to affect a reverse stock split of our common stock in a ratio of between one-for-two and one-for-ten, inclusive, for an additional year following the Special Meeting. Notwithstanding the request for approval of the Reverse Stock Proposal, the Board will only move forward with one total reverse stock split, either based on the Prior Stockholder Authority or the new authority thought in connection with the Reverse Stock Proposal.

At the Special Meeting, stockholders will be asked to grant discretionary authority to the Company’s Board of Directors to (A) approve an amendment to Article IV of the Company’s First Amended and Restated Articles of Incorporation (the “Reverse Stock Split Amendment”) to effect a reverse stock split of the Company’s issued and outstanding shares of common stock by a ratio of between one-for-two and one-for-ten, inclusive (the “Reverse Stock Split”), with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to December 29, 2026; and (B) determine whether to arrange for the disposition of fractional interests by stockholder entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholder to receive from the Corporation’s transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number.

A vote “FOR” Proposal 1 will constitute approval of the Reverse Stock Split Amendment and will grant the Board the discretionary authority to determine whether to implement the Reverse Stock Split, to select the Reverse Stock Split ratio out of the range approved by the Company’s stockholders at the Meeting and to determine whether or not to round fractional shares up, or pay cash in lieu thereof. The Board expects to authorize the consummation of the Reverse Stock Split only if and to the extent necessary to obtain compliance with the Nasdaq initial listing requirements, as further discussed under “Purpose” below. Upon the effectiveness of the Reverse Stock Split (the “Effective Date”), the issued and outstanding shares of the Company’s common stock immediately prior to the Effective Date will be reclassified into a fewer number of shares based on the Reverse Stock Split ratio selected by the Board.

The Reverse Stock Split, as more fully described below, will not change the number of authorized shares of common stock, preferred stock or the par value of the Company’s common stock.

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The description in this Proxy Statement of the proposed Reverse Stock Split Amendment is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Form of Certificate of Amendment to the Articles of Incorporation attached to this Proxy Statement as Appendix A, which is subject to non-material technical, administrative or similar changes and modifications in the reasonable discretion of the officers of the Company.

Purpose

The sole purpose for the Reverse Stock Split is based on the Board’s belief that the Reverse Stock Split will likely be necessary to obtain a listing of our common stock on the Nasdaq Capital Market. In the event that the Board, in its sole discretion, determines to implement the Reverse Stock Split for such purpose, the Board believes that the Reverse Stock Split could also improve the marketability and liquidity of the common stock.

The initial listing rules of the Nasdaq Capital Market require among other things, that an issuer have a minimum bid price of $4.00, or a minimum closing price (subject to a company having (i) average annual revenues of $6 million for three years, (ii) net tangible assets of $5 million or (iii) net tangible assets of $2 million and a 3-year operating history, in addition to satisfying certain other financial and liquidity requirements) of either $2.00 per share or $3.00 per share, depending on the specific listing standard. Such requirements are in addition to having to meet certain other listing standards, including minimum stockholders’ equity requirements ($4 million or $5 million, depending on the listing standard), market capitalization, market value of unrestricted publicly held shares, operating history, unrestricted publicly held shares, and round lot stockholder requirements.

While we have applied to list our common stock on the Nasdaq as of the date of this proxy statement, we have not yet been approved to list our common stock by Nasdaq and do not currently meet all of the requirements for uplisting, and may not meet all of the requirements for uplisting in the future. We hope to list our common stock on Nasdaq in the future and expect that the Reverse Stock Split will be necessary for us to meet the minimum bid price and/or minimum closing stock price requirements of Nasdaq. We may not be able to meet the initial listing standards of Nasdaq, even after a Reverse Stock Split, may meet such listing standards without having to affect a Reverse Stock Split, and/or may have our application to Nasdaq rejected. Our common stock may never trade on Nasdaq in the future, even if the Reverse Stock Split is approved at the Special Meeting.

Improve the marketability and liquidity of the common stock. In the event the Board elects to implement the Reverse Stock Split, we also believe that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. A reverse stock split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our common stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our common stock may in fact be adversely affected by the proposed Reverse Stock Split given the reduced number of shares of common stock that would be outstanding after the Reverse Stock Split.

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For the above reasons, we believe that providing the Board with the ability to effect the Reverse Stock Split, in the event that it determines, in its sole discretion, that implementing the Reverse Stock Split will help us obtain a listing for our common stock on Nasdaq, it could also improve the marketability and liquidity of our common stock, and that such approval is in the best interests of the Company and our stockholders. However, regardless as to whether or not the Board believes that implementing the Reverse Stock Split could help us obtain the listing of our common stock on Nasdaq, the Board reserves the right not to implement the Reverse Stock Split if it determines, in its sole discretion, that it otherwise would not be in our and our stockholders’ best interests.

Accounting Matters

The par value of the shares of our common stock is not changing as a result of the implementation of the Reverse Stock Split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net income (loss) per share, book value per share and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of common stock outstanding.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of obtaining compliance with the rules of Nasdaq. The Board expects that the Reverse Stock Split of our common stock will increase the market price of our common stock so that we are able to meet the initial listing standards of Nasdaq, as discussed above. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. Accordingly, we cannot assure you that we will be able to meet the minimum stock prices necessary for our common stock to be listed on Nasdaq after the Reverse Stock Split is affected.

It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the minimum prices required for listing of our common stock on Nasdaq, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the stock split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock exceeds the required thresholds for initial listing on Nasdaq, we may not meet the other requirements for listing on Nasdaq or Nasdaq may not approve our authorization for listing, in the event we file such an application in the future.

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The proposed Reverse Stock Split may decrease the liquidity of our common stock. The liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares of common stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, investors might consider the increased proportion of unissued authorized shares of common stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Stock Split to have any anti-takeover effects.

There can be no assurance that the total market capitalization of our common stock (the aggregate value of our common stock at the then market price) after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. There can be no assurance that the market price per share of our common stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split when and if approved and effected may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

If the Reverse Stock Split is approved and effected, the resulting per-share market price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve. While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share market price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after the Reverse Stock Split is approved and effected may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split. If the Reverse Stock Split is approved and effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

Because the number of authorized shares of our common stock will not be reduced proportionately, the reverse stock split will increase the Board of Directors’ ability to issue authorized and unissued shares without further stockholder action. Because the number of authorized shares of our common stock will not be reduced proportionately, the reverse stock split will increase the Board of Directors’ ability to issue authorized and unissued shares without further stockholder action. Without taking into account the impact of the proposed reverse stock split, we already have a substantial number of authorized, but unissued shares of stock, the issuance of which would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock. With respect to authorized but unissued and unreserved shares, we could also use such shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management.

Principal Effects of the Reverse Stock Split

Common stock. If this Proposal is approved by the stockholders at the Special Meeting and the Board determines to effect the Reverse Stock Split and thus amend the Articles of Incorporation, the Company will file a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada. Except for adjustments that may result from the treatment of fractional shares as described below, each issued share of common stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of common stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of common stock issuable under, and other terms of, our stock plans, as well as to the number of shares of common stock issuable under, and the exercise price of, our outstanding options and warrants.

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Except for adjustments that may result from the treatment of fractional shares of common stock as described below, because the Reverse Stock Split would apply to all issued shares of our common stock, the proposed Reverse Stock Split would not alter the relative rights and preferences of our existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold two percent (2%) of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split. Moreover, the number of stockholders of record will not be affected by the Reverse Stock Split. The amendment to the Articles of Incorporation itself would not change the number of authorized shares of our common stock or the par value thereof. The Reverse Stock Split will have the effect of creating additional unreserved shares of our authorized common stock. Although at present we have no current arrangements or understandings providing for the issuance of the additional shares of common stock that would be made available for issuance upon effectiveness of the Reverse Stock Split, other than those shares needed to satisfy the conversion and/or exercise of the Company’s outstanding warrants (of which there are none currently) and options, these additional shares of common stock may be used by us for various purposes in the future without further stockholder approval, including, among other things:

●	raising capital to fund our operations and to continue as a going concern;

●	establishing strategic relationships with other companies;

●	providing equity incentives to our employees, officers or directors; and

●	expanding our business or product lines through the acquisition of other businesses or products.

While the Reverse Stock Split will make additional shares of common stock available for the Company to use in connection with the foregoing, the primary purpose of the Reverse Stock Split is to increase our stock price in order to meet the initial listing standards of Nasdaq, which compliance will be the sole factor in determining the ratio of the Reverse Stock Split.

The following table sets forth the approximate number of issued and outstanding shares of common stock, net income (loss) per share for the three months ended June 30, 2025, and the approximate exercise prices of our outstanding options, each in the event of a 1:2 to 1:10 Reverse Stock Split:

	Pre-Reverse Stock Split	After a 1:2 Reverse Stock Split	After a 1:5 Reverse Stock Split	After a 1:10 Reverse Stock Split

Common Stock authorized (1)	550,000,000	550,000,000	550,000,000	550,000,000
Common Stock outstanding	149,933,391	74,966,696	29,986,678	14,993,339
Number of shares of Common Stock reserved for issuance upon exercise of outstanding options (2)	6,500,000	3,250,000	1,300,000	650,000
Number of shares of Common Stock reserved for issuance under outstanding equity incentive plans (3	7,500,000	3,750,000	1,500,000	750,000
Number of shares of Common Stock authorized but unissued and unreserved (4)	386,066,609	468,033,305	517,213,322	533,606,661

Net income (loss) applicable to Common Stock per share for the quarter ended June 30, 2025	$(0.008)	$(0.016)	$(0.040)	$(0.850)
Weighted Average Exercise Price of Outstanding Options	$0.0001	$0.0002	$0.0005	$0.0010

These estimates do not reflect the potential effects of rounding up of fractional shares that may result from the Reverse Stock Split, as discussed below.

(1)	There will be no change to the 550,000,000 authorized shares of common stock of the Company as a result of the Reverse Stock Split.

(2)	Includes options to purchase 6,500,000 shares of common stock with an exercise price of $0.001 per share.

(3)

Does not include any increases in the number of shares of common stock available for awards under the Company’s 2024 Equity Incentive Plan, of which 7,500,000 shares of common stock are currently available for awards, and which number is subject to an automatic increase on April 1st of each year for a period of nine years commencing on April 1, 2024 and ending on (and including) April 1, 2034, in an amount equal to the lesser of (A) five percent (5%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year; and (B) 7.5 million (7,500,000) shares of common stock; provided, however, that the Board may act prior to April 1st of a given year to provide that the increase for such year will be a lesser number of shares of common stock.

(4)

Does not include any shares of common stock which may be issued upon conversion of our $1.4 million of outstanding Convertible Promissory Notes (the “Convertible Notes”), which number of shares is currently indeterminable. The Convertible Notes do not accrue interest unless and until an event of default occurs. Upon the occurrence of an event of default, the amount due under the Convertible Notes bear interest at five percent (5%) per annum, until repaid in full. Any accrued interest, if applicable, is payable on the maturity date or upon conversion of the Convertible Notes, as discussed below. The Convertible Notes are due and payable, unless earlier converted into common stock as discussed below, on September 2, 2027.

The Convertible Notes provide for the automatic conversion of the outstanding principal balance thereof, together with any accrued and unpaid interest, into shares of the Company’s common stock immediately prior to the consummation by the Company of an initial public offering which results in the Company’s common stock being traded on a recognized U.S. securities trading market or exchange, including, but not limited to the Nasdaq Capital Market, Nasdaq Global Market or NYSE American (the “IPO”). The conversion price per share will equal 85% of the per share price to the public in the IPO offering (or, if applicable, 85% of the deemed price of a unit including common stock). The Convertible Notes include customary provisions related to stock splits, combinations, or similar events that proportionately adjust the conversion price.

Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities. Pursuant to the terms of the 2024 Equity Incentive Plan, the number of shares of common stock issuable upon exercise of our stock options and other equity awards (including shares reserved for issuance under the equity compensation plans) will be proportionately adjusted by the applicable plan administrator, using the ratio approved by the Board of Directors for the Reverse Stock Split (between 1-for-2 and 1-for-10, inclusive). In addition, the exercise price for each outstanding stock option will be increased in inverse proportion to the ratio approved by the Board of Directors for the Reverse Stock Split (between 1-for-2 and 1-for-10, inclusive) such that upon an exercise, the aggregate exercise price payable by the optionee to the Company for the shares subject to the option will remain approximately the same as the aggregate exercise price prior to the Reverse Stock Split, subject to the terms of such securities.

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Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise price and the number of shares of common stock issuable upon the exercise or conversion of any convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares of common stock reserved for issuance pursuant to these securities and our 2024 Equity Incentive Plan will be adjusted proportionately based upon the Reverse Stock Split ratio determined by the Board of Directors, subject to our treatment of fractional shares of common stock. See also the table above.

Warrants. As a result of the Reverse Stock Split, the number of shares of common stock issuable upon exercise of each outstanding warrant (of which there are currently none) to purchase shares of common stock of the Company, will decrease in proportion to the final reverse stock ratio approved by the Board in connection with the Reverse Stock Split and the exercise price of each outstanding warrant to purchase shares of common stock will increase in proportion to the final reverse stock ratio approved by the Board in connection with the Reverse Stock Split, such that the aggregate exercise price payable upon exercise of each outstanding warrant to purchase shares of common stock of the Company will remain the same both before and after the Reverse Stock Split. See also the table above.

Quotation. Our shares of common stock are currently quoted on the OTCID Market maintained by OTC Markets. The Reverse Stock Split will not directly affect the quotation of our common stock on the OTCID.

“Public Company” Status. Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect our status as a public company or this registration under the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of common stock following the Reverse Stock Split. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of common stock following the Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of common stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. Our Articles of Incorporation presently authorize 550,000,000 shares of common stock and 50,000,000 shares of blank check preferred stock, of which no shares are designated. The Reverse Stock Split would not change the number of authorized shares of the common stock or blank check preferred stock (if any). Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares of common stock remaining available for issuance by us in the future would increase. See also the table above.

Such additional shares would be available for issuance from time to time for corporate purposes such as issuances of common stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for common stock. We believe that the availability of the additional shares of common stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of common stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of common stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Nevada law and exchange rules (where applicable). If we issue additional shares of common stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

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The additional shares of our common stock that would become available for issuance upon an effective Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of common stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of common stock to issued shares of common stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Fractional Shares

No scrip would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the final reverse ration. Instead, the Board of Directors will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

If the Board of Directors determines to arrange for the disposition of fractional interests by stockholders entitled thereto or to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the ratio ultimately selected by the Board of Directors will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from either: (i) the Company, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon due surrender of any certificate previously representing a fractional share, in an amount equal to such holder’s fractional share based upon the closing sale price of the common stock on the trading day immediately prior to the Effective Time as reported on the OTCID, or other principal market of the common stock, as applicable, as of the date the Reverse Stock Split is effected; or (ii) the transfer agent, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the transfer agent of all fractional shares otherwise issuable. If the Board of Directors determines to dispose of fractional interests pursuant to clause (ii) above, the Company expects that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. In this event, such holders would be entitled to an amount equal to their pro rata share of the proceeds of such sale. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s open market sales of shares that would otherwise be fractional shares.

The ownership of a fractional share interest following the Reverse Stock Split will not give the holder any voting, dividend or other rights, except to receive the cash payment, or, if the Company so determines, to receive the number of shares rounded up to the next whole number, as described above.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

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Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of an amendment that gives the board the discretion to implement a reverse stock split at a ratio of between one-for-two and one-for-ten, inclusive, for the potential Reverse Stock Split is advisable and in the best interests of our company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that the proposed Reverse Stock Split ratios provide us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will not be more than one-for-ten, nor less than one-for-two. The Company will publicly announce the chosen ratio at least two business days prior to the effectiveness of the Reverse Stock Split and the Reverse Stock Split will be implemented by the one-year anniversary of the date on which the Special Meeting is held, if at all.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

●	our ability to obtain the listing of our common stock on Nasdaq;

●	the per share price of our common stock immediately prior to the Reverse Stock Split;

●	the expected stability of the per share price of our common stock following the Reverse Stock Split;

●	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our common stock;

●	prevailing market conditions;

●	general economic conditions in our industry; and

●	our market capitalization before and after the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions.

Potential Consequences if the Reverse Split Proposal is Not Approved

If the Reverse Stock Split is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split to, among other things, facilitate the potential uplisting of our common stock on Nasdaq by increasing the per share trading price of our common stock to help ensure a share price high enough to satisfy the initial listing standards of Nasdaq.

Effective Date and Time of the Reverse Stock Split

If the Reverse Stock Split is approved by our stockholders, the Reverse Stock Split would become effective, if at all, when the amendment to our Articles of Incorporation to affect the Reverse Stock Split is accepted and recorded by the office of the Secretary of State of the State of Nevada, or such later effective date and time as set forth in the amendment (the Effective Date). However, notwithstanding approval of the Reverse Stock Split by our stockholders, the Board will have the sole authority to elect whether or not and when (prior to December 29, 2026, the one-year anniversary of the Special Meeting) to amend our Articles of Incorporation to effect the Reverse Stock Split.

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No Dissenters’ Rights

Under Nevada law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split that are applicable to United States holders (as defined below). It does not address any state, local or non-U.S. income or other tax consequences, or any U.S. federal estate, gift, or other non-income tax consequences. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury Regulations promulgated under the Internal Revenue Code, published rulings and procedures of the Internal Revenue Service, and court decisions, all as of the date hereof. These authorities are subject to change or differing interpretation, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This discussion does not address all U.S. federal income tax consequences relevant to United States holders of common stock. In addition, it does not address consequences relevant to United States holders that are subject to special U.S. tax rules, including, without limitation, stockholders that are:

●	persons who do not hold their common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code;

●	brokers or dealers in securities;

●	banks or other financial institutions;

●	insurance companies;

●	“real estate investment trusts”;

●	“regulated investment companies”;

●	“S corporations”;

●	tax-exempt organizations;

●	governments, agencies or instrumentalities thereof, or entities they control;

●	partnerships, grantor trusts or other entities that are treated as pass-through entities for U.S. federal income tax purposes, and their owners;

●	persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code;

●	persons who hold their shares as part of a hedge, wash sale, synthetic security, conversion transaction, or other integrated transaction;

●	persons that have a functional currency other than the U.S. dollar;

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●	traders in securities who elect to apply a mark-to-market method of accounting;

●

persons who hold shares of common stock that may constitute “qualified small business stock” under Section 1202 of the Internal Revenue Code or “Section 1244 stock” for purposes of Section 1244 of the Internal Revenue Code;

●	persons who acquired their shares of stock in a transaction subject to the gain rollover provisions of Section 1045 of the Internal Revenue Code;

●

persons subject to special tax accounting rules as a result of any item of gross income with respect to common stock being taken into account in an “applicable financial statement” (as defined in the Internal Revenue Code);

●	persons deemed to sell common stock under the constructive sale provisions of the Internal Revenue Code;

●

persons who acquired their shares of common stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or through the exercise of a warrant or conversion rights under convertible instruments; and

●	certain expatriates or former citizens or long-term residents of the United States.

Stockholders subject to any of the special U.S. tax rules that are described in this paragraph are urged to consult their own tax advisors regarding the consequences to them of the Reverse Stock Split.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership or a partner of a partnership holding common stock or any other person not addressed by this discussion, you should consult your tax advisors regarding the tax consequences of the Reverse Stock Split.

Consequences to United States holders of the Reverse Stock Split — Generally.

A United States holder, as used herein, is a stockholder that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if either (i) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) are authorized to control all substantial decisions of the trust or (ii) the trust was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

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The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. Accordingly, except for adjustments that may result from the treatment of fractional shares of common stock as described below, no gain or loss should be recognized by a United States holder upon such United States holder’s exchange of pre-Reverse Stock Split shares of common stock for post-Reverse Stock Split shares of common stock pursuant to the Reverse Stock Split (except for cash, if any, received in lieu of a fractional share of common stock). The aggregate adjusted basis of the post-Reverse Stock Split shares of common stock received should equal the aggregate adjusted basis of the pre-Reverse Stock Split shares of common stock exchanged for such new shares (increased by any income or gain recognized on receipt of a whole share in lieu of a fractional share), including any fractional shares of common stock not actually received. Cash payments received by the U.S. holder for a fractional share of common stock generally should be treated as if such fractional share had been issued pursuant to the Reverse Stock Split and then redeemed by us, and such U.S. holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such U.S. holder’s tax basis in such fractional share. However, in certain circumstances, it is possible that cash received in lieu of a fractional share could be characterized as a dividend. In that case, U.S. holders may be required to provide their taxpayer identification number to the exchange agent to avoid backup withholding. Except in the case of any portion of a share of common stock treated as a distribution or as to which a United States holder recognizes capital gain as a result of the treatment of fractional shares, the United States holder’s holding period for the post-Reverse Stock Split shares of common stock should include the period during which the United States holder held the pre-Reverse Stock Split shares of common stock surrendered. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the pre-Reverse Stock Split shares of common stock surrendered to the post-Reverse Stock Split shares of common stock received pursuant to the Reverse Stock Split. United States holders of shares of common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

The treatment of fractional shares of common stock being rounded up to the next whole share is uncertain, and a United States holder that receives a whole share of common stock in lieu of a fractional share of common stock may recognize income, which may be characterized as either capital gain or as a dividend, in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the United States holder was otherwise entitled. The holding period for the portion of a share of common stock treated as a distribution or as to which a United States holder recognizes gain might not include the holding period of pre-Reverse Stock Split shares of common stock surrendered. United States holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our common stock outstanding before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the Reverse Stock Split. All shares underlying options, warrants and other securities exchangeable or exercisable for or convertible into common stock will also automatically be adjusted on the Effective Date.

Our transfer agent, Standard Stock Transfer, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Split. Shortly after the Effective Date, we plan to mail stockholders of record written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Certificates representing shares of common stock issued in connection with the Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of common stock outstanding prior to the Reverse Stock Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of common stock outstanding before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares of common stock, based on the ratio of the Reverse Stock Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Reverse Stock Split shares of common stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Reverse Stock Split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

18

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry Shares

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered shares of common stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of common stock in registered book-entry form.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal except to the extent of their ownership of shares of our common stock and equity awards granted to them under our equity incentive plans.

Vote Required

Under the NRS, the affirmative vote of the holders of a majority of the shares entitled to vote at the Special Meeting is required to approve the Reverse Stock Split.

Board Recommendation

The Board recommends that you vote “FOR” Proposal 1 to amend the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock by a ratio of between one-for-two and one-for-ten, inclusive.

Notwithstanding the above, even if approved by stockholders at the Annual Meeting, the Board of Directors reserves the right to abandon the Reverse Stock Split if it deems such abandonment in the best interests of the stockholders.

19

PROPOSAL 2

THE ADJOURNMENT PROPOSAL

General

If the number of shares of common stock present in person or represented by proxy at the Special Meeting and voting in favor of the Proposal to approve the Reverse Split Proposal is insufficient to approve the Reverse Split Proposal at the time of the Meeting, we intend to move to adjourn the Meeting or postpone the Meeting, if necessary or appropriate to a later time or date, from time to time, in order to enable the Company to solicit additional proxies in respect of the Reverse Split Proposal.

In the Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn or postpone the Meeting to another time and place for the purpose of soliciting additional proxies. If our stockholders approve the Reverse Split Proposal, we could adjourn or postpone the Meeting and any adjourned or future session of the Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted.

Required Vote; Recommendation of the Board of Directors

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such Proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Meeting, provided that a quorum exists at such Meeting. For purposes of the vote on the Adjournment Proposal, an abstention, a broker non-vote or a failure to submit a proxy card or vote by mail, telephone, fax, over the Internet or at the Meeting will have no effect on the vote to approve the Adjournment Proposal, except to the extent that a failure to vote prevents the Company from obtaining a quorum for the Meeting.

The Board of Directors unanimously recommends that you vote “FOR” the Adjournment Proposal.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single Proxy Statement will be delivered to multiple stockholders of the Company sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement, please notify your broker, or direct your written request to GlobalTech Corporation, 3550 Barron Way, Suite 13a, Reno, Nevada 89511, Attention: Investor Relations, or by telephone at (775) 624-4817 and we will promptly deliver such separate copy. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder of the Company at a shared address to which a single copy of the documents was delivered.

ADDITIONAL FILINGS

The Company’s Form 10-Ks, 10-Qs, 8-Ks and all amendments to those reports are available without charge through the Company’s website on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Information on our website does not constitute part of this proxy statement.

The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any of the filings described above. Individuals may request a copy of such information by sending a request to the Company, Attn: Corporate Secretary, GlobalTech Corporation, 3550 Barron Way, Suite 13a, Reno, Nevada 89511.

DOCUMENTS INCORPORATED BY REFERENCE

None.

20

OTHER MATTERS

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Special Meeting other than that described above. If any other business should properly come before the Special Meeting or any adjournment or postponement thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

The Board of Directors does not intend to bring any other matters before the Special Meeting of stockholders and has not been informed that any other matters are to be presented by others.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this proxy statement.

COMPANY CONTACT INFORMATION

All inquiries regarding our company should be addressed to our company’s principal executive office:

GlobalTech Corporation

3550 Barron Way, Suite 13a

Reno, Nevada 89511

By Order of the Board of Directors,

/s/ James Gibbons
James Gibbons, Chairman

21

APPENDIX A

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: GlobalTech Corporation Entity or Nevada Business Identification Number (NVID): E0575192017-8
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ________ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ________ Or ☐ No action by stockholders is required, name change only.
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ________ Jurisdiction of formation: ________ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ________ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 9/1/2023

A-1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: ______ Time: ______ (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) See Exhibit A attached (attach additional page(s) if necessary)
6. Signature: (Required)	X ______ Signature of Officer or Authorized Signer ______ Title X ______ Signature of Officer or Authorized Signer ______ Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

A-2

EXHIBIT A

Article IV is amended by adding a new Section 4.06 thereof which shall read as follows:

Section 4.06 Reverse Stock Split of Outstanding Common Stock.

Effective as of the effective date set forth under “Effective date and time” on this Certificate of Amendment to Articles of Incorporation (or in the absence of such date, on the date such Amendment to the Articles of Incorporation is filed with the Secretary of State of Nevada)(the “Effective Time”), every [2 to 10, depending on the final ratio approved by the Board of Directors] shares of the Corporation’s common stock either issued and outstanding or held by the corporation as treasury stock, in each case immediately prior to the Effective Time (the “Old Common Stock”), shall be automatically reclassified as and converted into one share of Common Stock (the “New Common Stock”).

Notwithstanding the immediately preceding paragraph, the Corporation shall not be required to issue or deliver any fractional shares of New Common Stock. At the Effective Time any such fractional interest in such shares of New Common Stock shall be [converted into the right to receive, an amount in cash, without interest, determined by multiplying (i) the closing sale price of the Common Stock (on a post-reverse-split basis as adjusted for the amendment effected hereby) on the trading day immediately prior to the Effective Time as reported on the OTCID, by (ii) such fractional share interest to which the holder would otherwise be entitled]/[rounded up to the next whole share]. Shares of Common Stock that were outstanding prior to the Effective Time and that are not outstanding after the Effective Time shall resume the status of authorized but unissued shares of Common Stock.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive [cash]/[whole shares] in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any [cash]/[whole share] in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.

The Reverse Stock Split shall have no effect on the number of authorized shares of capital stock, previously designated series of preferred stock (except to the extent such reverse stock split results in an adjustment to the conversion ratios thereof), or the par value thereof as set forth above in the preceding paragraphs

A-3

FORM OF PROXY

(SEE ATTACHED)

GLOBALTECH CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS –DECEMBER 29, 2025 AT 9:00 A.M. LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned stockholder of GlobalTech Corporation, a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement of the Company, each dated on or around December 8, 2025, and hereby appoints Dana Green, Frank R. Parrish, III and Dean Christensen (the “Proxies”), and each of them, with full power to act without the other, with full power of substitution and re substitution, each as proxies and attorneys-in-fact, to cast all votes that the undersigned is entitled to cast at, and with all powers that the undersigned would possess if personally present at, the Special Meeting of Stockholders of the Company, to be held on December 29, 2025, at 9:00 a.m. local time at the Company’s corporate offices: 3550 Barron Way, Suite 13a, Reno, Nevada 89511, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting (and any such postponement(s) or adjournment(s)). I/we hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464
INTERNET:	https://www.iproxydirect.com/GLTK
PHONE:	1-866-752-VOTE(8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF GLOBALTECH CORPORATION	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2

Proposal 1	FOR	AGAINST	ABSTAIN

To grant discretionary authority to the Company’s Board of Directors to (A) approve an amendment to our First Amended and Restated Articles of Incorporation, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-two to one-for-ten, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to December 29, 2026, and (B) determine whether to arrange for the disposition of fractional interests by stockholder entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholder to receive from the Corporation’s transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number.

	☐	☐	☐	CONTROL ID: REQUEST ID:
Proposal 2	FOR	AGAINST	ABSTAIN

Approval of the adjournment or postponement of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Split Proposal.

	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “FOR” Proposals 1 and 2, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____________________________

____________________________

____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2025

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)